UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014 (June 27, 2014)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California		94043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 27, 2014, the Board of Directors (the “Board”) of Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”) promoted Dr. Edwin S. Kamemoto, Ph.D., age 61, to the newly created position of Senior Vice President, Regulatory Affairs. A copy of the press release relating to Dr. Kamemoto’s appointment is attached hereto as Exhibit 99.1.

Dr. Kamemoto has been the Company’s Vice President, Regulatory Affairs since July 2012. He joined the Company in March 2006 as Associate Director, Regulatory Affairs, and was promoted to Director, Regulatory Affairs in January 2007, to Senior Director, Regulatory Affairs in June 2008, and to Executive Director, Regulatory Affairs in January 2010. From September 2004 to March 2006, Dr. Kamemoto was a consultant for CATO Research, a contract research organization. From 1995 to 2004, he held various scientific and regulatory affairs managerial positions at Nektar Therapeutics, a publicly traded biopharmaceutical company. He also held previous scientific-related positions at Glycomed and Celtrix Pharmaceuticals, both publicly traded biopharmaceutical companies. Dr. Kamemoto received a Ph.D. in biochemistry from UCLA, completed a postdoctoral fellowship in the Department of Pharmacology at Stanford University, and received a B.S. in chemistry and biology from the University of Hawaii.

Dr. Kamemoto will receive a base annual salary of $290,000 and will be eligible to participate in the Company’s benefit and compensation plans, including the 2014 Bonus Plan. Dr. Kamemoto has been assigned an annual target bonus as a percentage of salary of 40%, which is consistent with the target bonus percentages for the Company’s officers under the 2014 Bonus Plan, and which is payable at the end of 2014 contingent on the Company meeting certain corporate goals and Dr. Kamemoto achieving a specified individual performance rating.

Dr. Kamemoto has entered into (i) an Indemnity Agreement with the Company, which provides, among other things, that the Company will indemnify Dr. Kamemoto, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings that he is or may be made a party by reason of his position as an officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Restated Certificate of Incorporation and Bylaws, and (ii) a Change of Control Agreement with the Company, which provides for severance benefits and for the acceleration of then unvested stock options and restricted stock units in the event of termination in connection with a change of control of the Company. The terms of the change of control agreements that the Company has entered into with each of its executive officers, including Dr. Kamemoto, are more fully described in the information specifically incorporated by reference into Item 11 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 from its definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (“SEC”) on April 10, 2013. The foregoing summary of the Change of Control Agreement and the Indemnity Agreement is qualified in its entirety by reference to the form of amended change of control agreement that the Company filed as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, as filed with the SEC on November 6, 2012, and the form of indemnity agreement that the Company filed as an exhibit to its Form 8-K filed with the SEC on July 14, 2008.

Stock Options

(e) On June 27, 2014, the Board approved the grant of stock options to certain of the Company’s employees (the “Options”) including each of Thomas B. King, James V. Cassella, Mark K. Oki and Edwin S. Kamemoto (the “Executive Officers”). The Options were granted under and in accordance with the terms and conditions of the Company’s 2005 Equity Incentive Plan (the “Plan”) and the Form of Notice of Grant of Award, Form of Option Agreement and Form of Stock Unit Award Agreement (the “Related Agreements”) previously filed with the SEC as Exhibit 10.5 to the Company’s registration statement on Form S-1 on December 22, 2005.

Pursuant to the Plan and the Related Agreements, the Options will vest as to 25% of the underlying shares of common stock on June 30, 2015 and will vest as to the remaining underlying shares monthly over the following 36 months, provided in each case that the Executive Officer remains employed by the Company through the applicable vesting date. The exercise price for the Options is $4.57, the closing price for the Company’s Common Stock on the Nasdaq Global Market on the date of such grants.

The following table sets forth the Awards granted to each Executive Officer:

Executive Officer	Options Granted
Thomas B. King President and Chief Executive Officer	100,000
James V. Cassella, Ph.D. Executive Vice President, Research and Development, Chief Scientific Officer	125,000
Mark K. Oki Senior Vice President, Finance, Chief Financial Officer and Secretary	50,000
Edwin S. Kamemoto Senior Vice President, Regulatory Affairs	24,000

The foregoing summary of the Related Agreements is qualified in its entirety by reference to the full text of the Related Agreements that the Company has previously filed with the SEC.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated June 30, 2014, entitled “Alexza Announces the Promotion of Edwin S. Kamemoto, Ph.D. to Senior Vice President, Regulatory Affairs.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.
Date: June 30, 2014
	By:	/s/ Mark Oki
Mark Oki Senior Vice President, Finance, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated June 30, 2014, entitled “Alexza Announces the Promotion of Edwin S. Kamemoto, Ph.D. to Senior Vice President, Regulatory Affairs.”